Exhibit 3.13

Articles of Incorporation - Business/Professional

Secretary of State - Corporation Division - 255 Capitol St. NE, Suite 151 - Salem, OR 97310-1327 - http://www.FilingInOregon.com - Phone: (503) 986-2200

Check the appropriate box below:

■ BUSINESS CORPORATION
(Complete only 1, 2, 3, 4, 5, 6, 8, 9)

☐ PROFESSIONAL CORPORATION
(Complete all items)

FILED
NOV 28 2012
OREGON
SECRETARY OF STATE

REGISTRY NUMBER: 895311-99 For office use only

In accordance with Oregon Revised Statute 192.410-192.490, all information on this form is publicly available, including addresses. We must release this information to all parties upon request and it will be posted on our website. For office use only

Please Type or Print Legibly in Black Ink. Attach Additional Sheet if Necessary.

1) NAME OF CORPORATION: KPTV-KPDX Broadcasting Corporation

NOTE: For a BUSINESS CORPORATION, the name must contain the word "Corporation," "Company," "Incorporated," or "Limited," or an abbreviation of one of such words. For a PROFESSIONAL CORPORATION, the name must contain the words "Professional Corporation," or abbreviations thereof, i.e., "P.C.," or "Prof. Corp."

2) REGISTERED AGENT: (Individual or entity that will accept legal service for this business)
CT Corporation System

3) REGISTERED AGENT'S PUBLICLY AVAILABLE ADDRESS:
(Must be an Oregon Street Address, which is identical to the registered agent's business office. Must include city, state, zip; No PO Boxes.)
388 State Street, Suite 420, Salem, OR 97301

4) ADDRESS WHERE THE DIVISION MAY MAIL NOTICES:
KPTV-KPDX Broadcasting Corporation, Attn: GM, 14975 NW Greenbrier Parkway, Beaverton, OR 97006 and Meredith Corporation; Attn: General Counsel, 1716 Locust Street, Des Moines, IA 50309

5) OPTIONAL PROVISIONS: (Attach a separate sheet if necessary.) ☐

INDEMNIFICATION: ■ The corporation elects to indemnify its directors, officers, employees, agents for liability and related expenses under ORS 60.387 to 60.414.

6) NUMBER OF SHARES: (At least one share must be listed.) 1,000

PROFESSIONAL CORPORATION ONLY

7) IF RENDERING A LICENSED PROFESSIONAL SERVICE OR SERVICES, DESCRIBE THE SERVICE(S) BEING RENDERED.

INDEMNIFICATION: ☐ The corporation elects to indemnify its directors, officers, employees, agents for liability and related expenses under ORS 58.185.

8) WHO IS FORMING THIS BUSINESS? (INCORPORATORS) (List names and addresses of each incorporator.) (Attach a separate sheet if necessary.)
Jason L. Giles, Attorney at Law, 700 Walnut Street, Suite 1600, Des Moines, IA 50309

9) EXECUTION/SIGNATURE(S): (All incorporators must sign.) (Attach a separate sheet if necessary.)
By my signature, I declare as an authorized authority, that this filing has been examined by me and is, to the best of my knowledge and belief, true, correct, and complete. Making false statements in this document is against the law and may be penalized by fines, imprisonment or both.

Signature: [signature] Printed Name: Jason L. Giles

CONTACT NAME: (To resolve questions with this filing.)
KPTV-KPDX BROADCASTING CORPORAT

89531199-1390759

FEES
Required Processing Fee $100
Processing Fees are nonrefundable. Please make check payable to "Corporation Division."
Free copies are available at FilingInOregon.com, using the Business Name Search program.

VOID IF ALTERED OR ERASED
VOID IF ALTERED OR ERASED
VOID WITHOUT WATERMARK OR IF ALTERED OR ERASED

Business Registry Database Search Page 1 of 2

Secretary of State
Corporation Division
255 Capitol Street NE, Suite 151
Salem, OR 97310-1327

Phone:(503)986-2200
www.filinginoregon.com

Registry Number: 895311-99
Date of Incorporation: 11/28/2012
Type: DOMESTIC BUSINESS CORPORATION

FILED
JUN 25 2015
OREGON
SECRETARY OF STATE

RE: KPTV-KPDX BROADCASTING CORPORATION

APPLICATION FOR REINSTATEMENT/REACTIVATION

Please complete and return this letter and any enclosed documents for filing the requested reinstatement/reactivation.

Submit $200 for the required fees.

The above entity hereby requests to be active on the records of the Corporation Division. The effective date of administrative dissolution is 01/30/2015

The reason(s) for administrative dissolution has been eliminated or did not exist.

By: [signature] Date: 3-10-15
(Authorized Signature)

Any fees submitted with this document are non refundable and will be held for 45 days. If the document is returned for filing within 45 days no additional fees will be due unless otherwise stated in this letter.

Business Registry
Corporation Division
(503) 986-2200

KPTV-KPDX BROADCASTING CORPORAT
89531199-16198786 REIANA

Secretary of State
Corporation Division
255 Capitol Street NE, Suite 151
Salem, OR 97310-1327

Phone:(503)986-2200

REINSTATEMENT ANNUAL REPORT
Registry Number: 895311-99
Date of Incorporation: 11/28/2012

Type: DOMESTIC BUSINESS CORPORATION

VOID IF ALTERED OR ERASED
VOID IF ALTERED OR ERASED
VOID WITHOUT WATERMARK OR IF ALTERED OR ERASED

http://egov.sos.state.or.us/br/PKG_BR_WEB_ANN_RPT.MAIN?ps_rep_code=ANRPT... 6/25/2015

Business Registry Database Search www.filinginoregon.com KPTV-KPDX BROADCASTING CORPORATION .1716 LOCUST STREET DES MOINES IA 50309 Name of Domestic Business Corporation KPTV-KPDX BROADCASTING CORPORATION Jurisdiction: OREGON The following Information is required by.statute. Please complete the entire form. Registered Agent C T CORPORATION SYSTEM- If the Registered Agent has changed, 388 STATE ST STE 420 the new agent has consented to the appointment SALEM OR 97301 Oregon street address required. Type of Business Principal Place of Business (Address.city.state.zip) 3) Mailing Address (Address.city.state.zip) 14975 NW GREENBRIER 1716 LOCUST STREET BEAVERTON OR 97006 . DES MOINES IA 50309 . Page 2 of 2 4) President (Name & Address) 5) Secretary (Name & Address) PATRICK MCCREERY NORBERT W KAUT 14975 NW GREENBRIER 1716 LOCUST STREET BEAVERTON OR 97006 DES MOINES IA 50309 6) Signature ... 8) Date 9) Daytime Phono Number Make check payable to “Corporation Division” and mail completed form with payment to Secretary of State, Corporation Division, 255 Capitol ST NE Suite 151 .Salem, OR 97310 Note: Filing fees may be paid with VISA or MasterCard. Submit the card number and expiration date on a separate page for your protection.